UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 30, 2016

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders.

On August 30, 2016, FEI Company (“FEI”) held a special meeting of shareholders (the “Special Meeting”) at FEI’s principal executive offices in Hillsboro, Oregon.

As of the record date, July 25, 2016, there were 41,015,658 shares of common stock of FEI outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 35,466,870 shares, or approximately 86.47% of all outstanding shares of common stock, were present either in person or by proxy. Three matters were voted upon at the Special Meeting, with the Board of Directors of FEI recommending a vote “FOR” each of the proposals voted upon, as further described in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2016 (the “Definitive Proxy Statement”).

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated May 26, 2016 (the “Merger Agreement”) among FEI, Thermo Fisher Scientific Inc. (“Thermo Fisher”) and Polpis Merger Sub Co., a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), as it may be amended from time to time, and the transactions contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into FEI (the “Merger”) and FEI will become a wholly owned subsidiary of Thermo Fisher.

Proposal No. 2 (the “Adjournment Proposal”) was to consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger Agreement if there are insufficient votes at the time of such adjournment to approve such proposal.

Proposal No. 3 (the “Merger Compensation Proposal”) was to consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by FEI to its named executive officers in connection with the Merger.

The Merger Proposal, Adjournment Proposal and the Merger Compensation Proposal were approved. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstained	Broker Non- Votes
Proposal 1 – The Merger Proposal	35,414,825	50,105	1,940	0
Proposal 2 – The Adjournment Proposal	33,406,805	2,025,944	34,121	0
Proposal 3 – The Merger Compensation Proposal	35,031,377	385,329	50,164	0

On August 30, 2016, FEI issued a press release announcing that its shareholders approved the Merger at the Special Meeting. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit

Number	Description

99.1	FEI Company Press Release, dated August 30, 2016

Forward-Looking Statements

This Current Report on Form 8-K, and the documents to which we refer you herein and in the Definitive Proxy Statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,”

“should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Risks and uncertainties include, among other things, uncertainties regarding the timing of the closing of the transaction; the possibility that various closing conditions to the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to FEI; risks to the consummation of the Merger, including general economic conditions and related uncertainties; the amount of the costs, fees and charges related to the Merger Agreement or the Merger, the possibility that expected benefits related to the proposed transaction may not materialize as expected; the pendency of the transaction or a failure to complete the transaction could have a material adverse effect on FEI’s business, results of operations, financial condition and stock price; the transaction not being timely completed, if completed at all; prior to the completion of the transaction, FEI’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended July 2, 2016, each of which is on file with the SEC and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in other documents Thermo Fisher files with the SEC, and in FEI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended July 3, 2016, each of which is on file with the SEC and available in the investor relations section of FEI’s website, investor.fei.com, under the heading “SEC Filings,” and in other documents FEI files with the SEC.

While Thermo Fisher or FEI may elect to update forward-looking statements at some point in the future, Thermo Fisher and FEI specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or FEI’s views as of any date subsequent to today.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI Company

By:	/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President of Law and Administration,
General Counsel and Secretary

Date: August 30, 2016

EXHIBIT INDEX

Exhibit

Number	Description

99.1	FEI Company Press Release, dated August 30, 2016